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                                                                     Exhibit 8.1



                                                         Richard S. Morse, Jr.
MORSE,                                                   Peter N. Barnes-Brown
                                                         Lea B. Pendleton
BARNES-BROWN &                                           Jeffrey P. Somers
                                                         Charles A. Wry, Jr.
PENDLETON, P.C.                                               --------
                                                         Mary Beth Kerrigan
The Business Law Firm on Route 128                       Jonathan D. Gworek
                                                         Howard Silberthau
--------------------------------------------------------------------------------
    Reservoir Place o 1601 Trapelo Road o Waltham, MA 02154 o (617) 622-5930
                o Fax (617) 622-5933 o email: mbbp@buslaw128.com



                                                              September 15, 1997

Hanover Capital Mortgage Holdings, Inc.
90 West Street, Suite 1508
New York, New York 10006

Dear Sirs/Mesdames:

     We have acted as counsel to Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-11 (File No. 333-29261), as amended by Amendments 1, 2, 3 and 4 thereto (the "Registration Statement") pursuant to which you intend to sell an aggregate of up to 5,750,000 Units (including 750,000 Units that may be sold pursuant to an over-allotment option), each Unit consisting of one share of the Company's Common Stock, par value $0.01 per share, and one Stock Purchase Warrant. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Registration Statement.

     We have examined such corporate records, certificates and other documents and statutes, rules and regulations, and have considered such questions of law as we have deemed necessary or appropriate for the purposes of this opinion. In making such examination, we have assumed the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies and the genuineness of signatures appearing thereon. In rendering our opinion, we have also assumed (i) that the representations set forth in the Officer's Certificate attached hereto as Exhibit A are true and correct as of the date hereof and (ii) that each of the Company, Hanover Capital Partners Ltd., a New York corporation, Hanover Capital Mortgage Corporation, a Missouri corporation, and Hanover Capital Securities, Inc., a New York corporation, will conduct its business and own assets as described in the Registration Statement. In addition, we have relied upon the opinion of special Maryland counsel, Piper & Marbury L.L.P., that the Company is duly organized and existing under the laws of the State of Maryland.

     Our opinion is also based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations (final, temporary and proposed) promulgated by the Treasury Department under the Code or the predecessor Internal Revenue Code of 1954, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service and existing court decisions, any of which could be changed at any time on a retroactive basis.

     We are members of the Bar of The Commonwealth of Massachusetts and are not admitted to practice in any other state.

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     Based upon and subject to the foregoing, we are of the opinion that:

(a) The statements in the Registration Statement under the caption "Federal Income Tax Considerations," insofar as such statements constitute summaries of laws, rules or regulations, or legal conclusions, fairly present and summarize, in all material respects, the matters referred to therein.

(b) The Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code; and the Company's method of operations enables it to meet the requirements for qualification and taxation as a REIT under the Code beginning with the taxable year ending December 31, 1997.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Experts" in the Registration Statement.


                                       Very truly yours,

                                       Morse, Barnes-Brown & Pendleton, P.C.


                                       By: /s/ Charles A. Wry, Jr.
                                           -----------------------



                                       2
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                                   EXHIBIT A
                                   ---------

                             OFFICER'S CERTIFICATE

     The undersigned is the Managing Director and Secretary of each of Hanover Capital Mortgage Holdings, Inc., a Maryland corporation (the "Company") and Hanover Capital Partners Ltd., a New York corporation ("HCP"), the Senior Executive Vice President and Secretary of Hanover Capital Mortgage Corporation, a Missouri corporation ("HCMC"), and the Vice President and Secretary of Hanover Capital Securities, Inc., a New York corporation ("HCS"). All capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Registration Statement on Form S-11 (Registration No. 333-29261) (the "Registration Statement") filed with the Securities and Exchange Commission.

     In order to assist Morse, Barnes-Brown & Pendleton, P.C. in furnishing its opinion in connection with the issuance of the Units of HCHI covered by the Registration Statement, the undersigned does hereby confirm and certify to such counsel as follows:

     1. HCHI intends to monitor the value of the HCP Preferred and believes that the value of the HCP Preferred will not, as of the close of any calendar quarter beginning with the third quarter of 1997, exceed 5% of the value of its gross assets as determined in accordance with generally accepted accounting principles. HCHI will own sufficient assets purchased with borrowing proceeds (by the close of each calendar quarter beginning with the third quarter of 1997) to cause the value of the HCP Preferred to be less than 5% of the value of HCHI's gross assets as determined in accordance with generally accepted accounting principles.

     2. HCHI has adopted guidelines pursuant to which it will monitor the income it will earn and the assets it will own with a view toward ensuring compliance with the various REIT income and asset tests, the effect of which will be to limit its ability to earn certain types of income, including from hedging (other than from Qualified Hedges), that will jeopardize its continuing REIT qualification.

     3. HCHI expects that less than 50% of its outstanding shares of Common Stock will be held directly or indirectly by Non-United States Holders.

     4. Each of HCHI, HCP, HCMC and HCS will operate its business and own assets from and after the Offering as described in the Registration Statement.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate as of the 15th day of September, 1997.



                                        /s/ Joyce S. Mizerak
                                        ---------------------------
                                        Joyce S. Mizerak